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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 14, 1997, on the consolidated financial statements of Consolidated Communications Inc. and Subsidiaries for the year ended December 31, 1996, and to all references to our Firm included in or made a part of McLeodUSA Incorporated's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 9, 1997 (File No. 0-20763) and this Current Report on Form 8-K/A.

                                            /s/ ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP

Chicago, Illinois
November 21, 1997